EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2015-C30 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the One City Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the One City Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One City Centre Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One City Centre Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the One City Centre Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One City Centre Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One City Centre Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott-Pittsburgh Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott-Pittsburgh Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott-Pittsburgh Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott-Pittsburgh Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Marriott-Pittsburgh Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Marriott-Pittsburgh Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marriott-Pittsburgh Mortgage Loan, KeyBank National Association, as Primary Servicer for the Scottsdale Quarter Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Scottsdale Quarter Mortgage Loan prior to October 14, 2022, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Scottsdale Quarter Mortgage Loan on and after October 14, 2022, Wells Fargo Bank, National Association, as Trustee for the Scottsdale Quarter Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Scottsdale Quarter Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Scottsdale Quarter Mortgage Loan, KeyBank National Association, as Primary Servicer for the Pearlridge Center Mortgage Loan, KeyBank National Association, as Special Servicer for the Pearlridge Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Pearlridge Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Pearlridge Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Pearlridge Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sunbelt Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Sunbelt Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Sunbelt Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sunbelt Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Sunbelt Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Sunbelt Portfolio Mortgage Loan.

Dated: March 13, 2023

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)